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Exhibit 99.2

FOR IMMEDIATE RELEASE

MAC-GRAY LAUNCHES SENIOR NOTES OFFERING

        Cambridge, MA, August 1, 2005—Mac-Gray Corporation (NYSE:TUC) announced today that it intends to offer $125 million of senior notes due 2015 through a private placement, subject to market and other conditions. Mac-Gray intends to use the net proceeds of this offering to repay outstanding indebtedness under its existing senior credit facilities.

        The senior notes will be offered only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and certain investors outside of the United States under Regulation S under the Securities Act. The senior notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

        This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the senior notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Mac-Gray Corporation:

        Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray contracts its laundry rooms under long-term leases. These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor's premises for a fixed term, which is generally seven to 10 years, in exchange for a negotiated portion of the revenue collected. Mac-Gray manages approximately 63,000 laundry rooms located in 40 states and the District of Columbia.

        Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division. This division also includes Mac-Gray's MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry. The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities. MicroFridge® also has entered into agreements with Maytag Corporation to market Maytag's Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States. MicroFridge® and Maytag® products bear the ENERGY STAR® designation. To learn more about Mac-Gray, visit the Company's website at http://www.macgray.com.

        Intelligent Laundry Solutions™, Intelligent Laundry Systems™, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation. MicroFridge® is a registered trademark of Mac-Gray Corporation. All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

        This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to plans regarding the proposed offering and the use of the net proceeds. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors and general economic conditions, as well as those risks set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in other reports subsequently filed with the Securities and Exchange Commission.

Contacts:

  Michael J. Shea
  Chief Financial Officer
  Mac-Gray Corporation
  617-492-4040 ext. 310
  Email:   mshea@macgray.com

  Jim Buckley
  Executive Vice President
  Sharon Merrill Associates, Inc.
  617-542-5300
  Email:   jbuckley@investorrelations.com

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MAC-GRAY LAUNCHES SENIOR NOTES OFFERING